UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2020

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue	Suite 550	Irvine	CA	92612
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of Sabra Health Care REIT, Inc. (the “Company”) previously approved amending the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (the “2009 Plan”), subject to stockholder approval of the amendments to the 2009 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the amendments to the 2009 Plan.
The following summary of the amendments to the 2009 Plan is qualified in its entirety by reference to the text of the 2009 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Among other things, the 2009 Plan reflects amendments to (i) increase the number of shares of the Company’s common stock available for award grants under the 2009 Plan by approximately 8,402,848 shares and provide for a new share limit that is equal to (1) 8,890,000 shares, less (2) the number of any shares subject to awards granted under the 2009 Plan after December 31, 2019 and on or before the date of the Annual Meeting (as defined below) (with any “full value awards” counting as 1.25 shares against the share limit), plus (3) any shares that become available as a result of forfeitures, cash settlements or otherwise pursuant to the share counting rules contained in the 2009 Plan; (ii) increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2009 Plan by 8,000,000 shares; (iii) extend the term of the 2009 Plan to April 13, 2030; and (iv) remove certain provisions of the 2009 Plan that provided flexibility to grant performance-based compensation intended to satisfy the compensation deductibility exception under Section 162(m) of the Internal Revenue Code since that deductibility exception is no longer applicable to any new award grant.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board previously approved the Articles of Amendment to the Company’s Articles of Amendment and Restatement (the “Charter Amendment”), subject to stockholder approval of the Charter Amendment. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the Charter Amendment.
The Charter Amendment increases the number of authorized shares of our common stock, $0.01 par value per share, from 250,000,000 to 500,000,000. The Charter Amendment also increases the total number of authorized shares of our stock from 260,000,000 to 510,000,000.
A copy of the Charter Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a)    The Company’s annual meeting of stockholders (the “Annual Meeting”) was held on June 9, 2020.
(b)    At the Annual Meeting, the Company’s stockholders (a) elected the nine nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (“Election of Directors”), (b) approved the amendments to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (the “Plan Amendments”); (c) approved the Charter Amendment; (d) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (“Auditor Ratification”) and (e) approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2020 (“Advisory Compensation Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Craig A. Barbarosh	169,390,183	1,970,456	548,069	18,542,217
Robert A. Ettl	163,145,174	8,215,699	547,835	18,542,217
Michael J. Foster	168,089,205	3,270,304	549,199	18,542,217
Ronald G. Geary	168,012,303	3,337,209	559,196	18,542,217
Lynne S. Katzmann	170,381,083	1,009,843	517,782	18,542,217
Raymond J. Lewis	169,881,978	1,478,394	548,336	18,542,217
Jeffrey A. Malehorn	169,448,527	1,905,983	554,198	18,542,217
Richard K. Matros	162,162,762	5,555,036	4,190,910	18,542,217
Milton J. Walters	167,591,445	3,774,918	542,345	18,542,217

Plan Amendments

For	Against	Abstain	Broker Non-Votes
167,342,443	3,937,466	628,799	18,542,217

Charter Amendment

For	Against	Abstain	Broker Non-Votes
165,222,304	6,118,160	568,244	18,542,217

Auditor Ratification

For	Against	Abstain
186,993,635	2,901,290	556,000

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
163,621,978	7,540,011	746,719	18,542,217

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3.1	Articles of Amendment to the Articles of Amendment and Restatement of Sabra Health Care REIT, Inc., dated as of June 9, 2020.

10.1+	Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan, effective April 13, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
+    Designates a management compensation plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: June 12, 2020